Exhibit 3

                                    AMENDMENT
                                       TO
               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                                       OF
                        POLARIS AIRCRAFT INCOME FUND II,
                        A CALIFORNIA LIMITED PARTNERSHIP


               This AMENDMENT (this Amendment) is entered into as of this 9th day of May 1997 by and among Polaris Investment Management Corporation, a California corporation, as General Partner (the General Partner), and the persons identified on Exhibit I hereto as Limited Partners.


                                    RECITALS:

               A. The limited partnership named Polaris Aircraft Income Fund II, a California Limited Partnership" was originally formed under the Uniform Limited Partnership Act of the State of California on June 27, 1984, and was continued on the terms and conditions specified in that certain Amended and Restated Limited Partnership Agreement dated as of January 31, 1996 (the "Partnership Agreement") among the General Partner, Marc P. Desautels as Initial Limited Partner, and the persons identified therein as Additional Limited Partners. Capitalized terms used but not otherwise defined in this Amendment have the meanings assigned to them in the Partnership Agreement.

               B. The General Partner has determined that it is in the best interests of the Partnership and the Limited Partners that the Partnership Agreement be amended to allow the General Partner to restrict transfers of Units in the Partnership to the extent necessary or desirable to ensure that Partnership does not become a "publicly traded partnership" as defined in
Section 7704 of the Internal Revenue Code of 1986, as amended (the "Code").

               C. The  General  Partner  has  authority  pursuant  to  Paragraph
15.1.12 of the Partnership Agreement to amend the Partnership Agreement on the terms specified herein, without obtaining the consent or approval of the Limited Partners.

               NOW, THEREFORE, in consideration of the premises set forth herein, it is agreed as follows:

                                    AGREEMENT

           1. Amendment of Paragraph 12.4. Paragraph 12.4 of the Partnership Agreement is hereby amended by adding a new sentence to the end of the existing text as follows:






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               Notwithstanding  anything  to  the  contrary  contained  in  this
               Partnership Agreement, a Unit Holder wishing to transfer Units may do so only after giving written notice of such intent to the General Partner, and only upon obtaining the prior written consent of the General Partner to such transfer, which consent the General Partner may withhold in its sole discretion if it deems such action to be necessary to prevent the Partnership from being treated as a "publicly traded partnership" as defined in the Code.

          2. Limitation on Amendment. Except as expressly modified by this Amendment, the Partnership Agreement shall remain in full force and effect.

          3.   Miscellaneous.

               a. Counterparts. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

               b. Entire Agreement. The Partnership Agreement, as modified by this Amendment, constitutes the entire agreement of the parties hereto and supersedes any and all prior or contemporaneous understandings, whether oral or written, pertaining to the subject matter hereof.

               c. Governing  Law.   This  Amendment  shall  be  governed  by and
construed in all respects in accordance with the internal laws of the State of California, without regard to choice of law principles.






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



               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year specified in the first paragraph above.

"General Partner"                      POLARIS INVESTMENT MANAGEMENT
                                       CORPORATION,  a California corporation



                            By:           /S/Eric Dull
                                  ---------------------------

                            Name:         Eric Dull
                                  ---------------------------

                            Title:        President
                                  ---------------------------


"Limited Partners":         Each of the persons identified on Exhibit I attached
                            hereto as a "Limited Partner"

                            By:    POLARIS INVESTMENT
                                   MANAGEMENT CORPORATION,
                                   as Attorney-in-Fact


                            By:           /S/ Eric Dull
                                  ---------------------------

                            Name:         Eric Dull
                                  ---------------------------

                            Title:        President
                                  ---------------------------




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